UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 16, 2008 (October 10, 2008)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-2306
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Equity Transfer Agreement

On October 10, 2008, Shandong Taibang Biological Products Co., Ltd.("Taibang"), an indirect majority-owned subsidiary of China Biologic Products, Inc. (the "Company"), entered into an Equity Transfer Agreement (the "Equity Transfer Agreement") with Mr. Fan Qingchun (the "Transferor"), a PRC citizen holding 35% of the equity interest in Xi'an Huitian Blood Products Co., Ltd. ("Huitian"), a PRC limited liabilities company. An English translation of the Equity Transfer Agreement is attached hereto as Exhibit 10.1.

Pursuant to the Equity Transfer Agreement, the Transferor agrees to sell to Taibang, and Taibang agrees to purchase from the Transferor, 35% equity interest in Huitian (the "Subject Equity Interests") for an aggregate purchase price of RMB 44,000,000 (the "Transfer Price"). As of the date hereof, Taibang has paid to the Transferor RMB 10,000,000 as deposit, which will become its initial installment after this equity transfer has been registered with the local Administration of Industry & Commerce. Within 5 business days after completion of certain pledge and entrustment procedures in favor of Taibang relating to the equity transfer, Taibang will pay the Transferor a second installment of RMB 12,000,000. The balance of the Transfer Price will be paid within 5 days following the 6 months anniversary of October 1, 2008.

If Taibang discovers any pre-existing hidden liabilities in Huitian that were not disclosed to Taibang prior to the execution of the Equity Transfer Agreement, the Transfer Price will be reduced by the amount of 35% of such undisclosed liabilities, and Taibang will only pay to Huitian the post-deduction balance for this equity transfer.

After Transferor receives from Taibang the second installment, Transferor shall entrust all the Subject Equity Interests to Taibang, and Taibang will dispatch to Huitian management staff who will replace the Transferor's appointees and exercise their powers subject to the charter of Huitian.

If Taibang fails to pay within 10 working days after each due date for any installment, it will be liable for liquidated damages in the amount of 10% of such unpaid due amount in addition to the accrued interests. If the Transferor fails to assist in the transitional procedures within 10 working days after Taibang's request, the Transferor shall pay to Taibang as liquidated damages an amount equal to 10% of the portion of the Transfer Price that has been paid by Taibang.

Two-party Joint Venture and Cooperation Agreement

Taibang has also entered into a Joint Venture and Cooperation Agreement (the "Two-Party JV Agreement") with Shaanxi Power Construction Corporation ("Shaanxi Construction"), pursuant to which Shaanxi Construction has waived its right of first refusal to purchase equity interests in Huitian and has agreed that Taibang may acquire the 35% equity interest in Huitian, and Taibang agrees to keep the entire transaction fair and transparent. Neither Taibang nor Shaanxi Construction may, within 5 years after conclusion of the Equity Transfer Agreement, transfer its respective equity interest in Huitian to any person other than to the existing shareholders. After such period the then-existing shareholders will have rights of first refusal to purchase any equity interest that is intended to be transferred.

According to the terms of the agreement, Huitian's board of directors will have five members, among whom three will be appointed by Shaanxi Construction and two by Taibang, and Huitian's management will consist of five members, among whom three will be recommended by Shaanxi Construction and two will be recommended by Taibang. Otherwise, Huitian's shareholders will exercise their voting rights in the shareholders meeting according to their respective capital contribution ratios.

Taibang also agreed that it will provide technical support to Huitian for Huitian's GMP renovation and research and development, provide to Huitian its longtime management experience without reservation, assign its competent employees to work at Huitian, and coordinate to maintain good public relations. Shaanxi Construction agreed to assist Taibang with local governmental registration matters in relation to the equity transfer and both parties agree to maintain Huitian's current operation guidelines. The agreement provides for liquidated damages in the amount of RMB 1,000,000, and the breaching party is liable to pay the non-breaching party additional damages for any losses its breach has caused.

Three-party Joint Venture and Cooperation Agreement

Taibang has entered into an Agreement on Equity Transfer, Acquisition, Joint Venture and Cooperation with Shaanxi Construction and the Shareholder (the "Three-Party JV Agreement"), pursuant to which the parties agreed that, with respect to the transfer of 35% equity interest in Huitian, delivery by the parties of the following documents will be conditions to the agreements taking effect: (1) the Shareholder's consent to the equity transfer; (2) resolution of Taibang's shareholders' meeting (or board of directors) approving the acquisition; (3) Shaanxi Construction's consent to the transfer and its waiver of right of first refusal; (4) Huitian's shareholder resolution; and (5) a warrant letter issued by the Shareholder to Shaanxi Construction.

After paying the first installment of the transfer price, Taibang will be entitled to exercise rights in Huitian as a shareholder, and Shaanxi Construction and Taibang agreed to effect the amendment of Huitian's articles of association, the re-election of Huitian's board of directors and board of supervisors, and the engagement of new executive officers, among other things. Any party in breach of the Three-Party JV Agreement will pay liquidated damages of RMB1,000,000 to the non-breaching party and compensate the non-breaching party for any losses incurred.

Investment Entrustment Agreement

Through its wholly owned subsidiary, Logic Express Ltd ("Logic Express"), the Company has also entered into an investment entrustment agreement (the "Investment Agreement") with the minority shareholder in Taibang, Shandong Biological Products Research Institute ("Biological Institute"), pursuant to which Logic Express agrees to provide the investment amount for the acquisition and the Shandong Institute agree to entrust Taibang to acquire the 35% equity interest of Huitian in its name. In exchange Logic Express is also obligated to pay Taibang RMB120,000 per year as consideration for Taibang's performance under this agreement.

Under the Investment Agreement, after the acquisition, Logic Express will be in charge of Huitian's daily operation and management, will bear the costs, expenses, liabilities and losses incurred in its operation, and will enjoy its profits. Taibang will perform relevant tasks according to Logic Express's instruction, and will not exercise any management right over Huitian or derive any financial return from Huitian. Logic Express agreed to indemnify Taibang for any loss in connection with the investment and pledged its equity interest in Taibang as collateral against such losses.

Logic Express will have the right to repurchase the equity interests in Huitian from Taibang, when practicable, and Taibang agreed to unconditionally cooperate in such purchase.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the three ancillary agreements described above or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description of the Equity Transfer Agreement, the Two-Party JV Agreement, Three-Party JV Agreement, and the Investment Agreement is qualified in its entirety by reference to those agreements attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4. The Company's press release regarding the Equity Transfer Agreement is filed as Exhibit 99.1 hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Equity Transfer Agreement, between Taibang and the Transferor, dated October 10, 2008

10.2	Joint Venture and Cooperation Agreement between the Transferor, between Taibang and Shaanxi Construction, dated September 12, 2008

10.3	Agreement on Equity Transfer, Acquisition, Joint Venture and Cooperation, among Taibang, Shaanxi Construction and the Transferor, dated September 12, 2008

10.4	(Shareholder) Agreement among Taibang, Logic Express and cbio101508exh104.htmBiological Institute, dated September 12, 2008

99.1	Press Release, dated October 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: October 16, 2008	/s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Transfer Agreement, between Taibang and the Transferor, dated October 10, 2008

10.2	Joint Venture and Cooperation Agreement between the Transferor, between Taibang and Shaanxi Construction, dated September 12, 2008

10.3	Agreement on Equity Transfer, Acquisition, Joint Venture and Cooperation, among Taibang, Shaanxi Construction and the Transferor, dated September 12, 2008

10.4	(Shareholder) Agreement among Taibang, Logic Express and Biological Institute, dated September 12, 2008

99.1	Press Release, dated October 16, 2008